UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2008

Gulf Onshore, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

01-28911 (Commission File Number)	91-1869677 (IRS Employer Identification Number)

4310 Wiley Post Rd., Ste. 201, Addison, Texas 75001
Address of principal executive offices)

972-788-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2008, Dean Elliot resigned as an officer and director of the Company.  Mr. Elliot cited unspecified personal reasons for his resignation.  A copy of Mr. Elliot’s resignation letter is attached hereto as an exhibit, and, in accordance with the provisions hereof, a copy of this disclosure has been provided to him for comment or response.

On August 7, 2008, the Company’s remaining director, Jeffrey Joyce, appointed Wayne Duke as a director of the Company.  Mr. Duke was a director of the Company from October 2007, to February 2008.  Mr. Duke has over 25 years of experience in the Maintenance, Repair and Operations in oil field equipment.  He is Chairman and CEO of USMetrics, Inc., a Dallas, TX-based supplier of bearings and power transmission equipment, and chairman and CEO of Industrial Clearinghouse, a private market for sale and barter of industrial MRO products.   Mr. Duke holds a BBA in Finance and a Masters Degree in Business from The University of North Texas.

On August 7, 2008, Mr. Joyce appointed Earl Moore as a director of the Company.  Mr. Moore has served as the Company’s Director of Oil Field Operations since December 2007.  He has extensive experience as a Project Manager, and drilling and completion consultant for numerous independent and major oil & gas exploration companies. During the past 5 years he has consulted on wells for Key Petroleum, Weldon Corporation, TransAtlantic Petroleum, Marathon Oil, Wentworth Energy and Anadarko Exploration. Specific duties include Project Manager in charge of drilling, completion, re-completion or work over operations on both conventional and horizontal wells.

On August 7, 2008, Mr. Joyce appointed Mark Smith as a director of the Company.  Mr. Smith received his Public Accounting Certification in 1987 from the Commonwealth of Massachusetts and has been contracted by the Company on a consulting basis since early 2007.  He has extensive experience, both domestically and internationally, in companies ranging in size from privately held $30 MM entities to Fortune 100 companies.  Mr. Smith’s career began with Coopers & Lybrand (now PricewaterhouseCoopers) in Boston and progressed to positions of increasing responsibility – Finance Director, Business Manager, Vice President of Finance – within operating companies of The Valspar Corporation, Astra Products Limited and Danaher Corporation.  He is currently a member of a small firm that excels in raising necessary growth capital for micro-cap companies and preparing SEC filings.  Mr. Smith received his B.S. from Boston University in 1986.

On August 7, 2008, the board, as constituted by the recent additions, appointed Mr. Moore as Chief Executive Officer and Mr. Smith as Chief Financial Officer.

Item 8.01 Other Events

On August 11, 2008, the Company issued a press release concerning its new management and other matters.  A copy of the press release is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

17.1                                Elliot Resignation

99.1                                Press Release

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2008	Gulf Onshore, Inc.

/s/ Jeffrey Joyce
Jeffrey Joyce, President